Exhibit A

LOTAYLINGKYUR, INC.
1280 Terminal Way, Suite 3                     Dorje Dzong
Reno,  Nevada   89502                          1345  Spruce Street, Suite I
(702) 333-1193                                 (303) 444-1713
FAX  (702) 329-0852                            FAX (303) 444-1904
                            1/8/97

TO:      Jon  Northrop, CEO - BIET & BionSoil, Inc.
FROM:    Mark A. Smith, President
RE:      Loan to BionSoil, Inc. ("BSI")/Security, etc.

Dear Mr. Northrop:

Enclosed find a check to BionSoil, Inc. (BSI) in the amount of $73,870 which represents a loan to BSI and BIET, jointly and severally, on the following terms and conditions:

  1)As security, LTLK will take title to 7,387 cubic yards of raw unscreened BionSoil located as follows:
     a)Florida (Red Top) = 675 yards;
     b)New York (Ring - 1,837 yards) (Southview "B" - 3,875 yards) (Groveland - 1,000 yards) which collateral shall be segregated and labeled as owned by LTLK at no cost to LTLK during the term of this loan. Within 10 business days LTLK will be provided with collateral assignment documents together with evidence that BSI had title to the BionSoil and that all royalties owned by BIET related to the collateral BionSoil and all other BionSoil have been paid.
  2)BSI shall have the right to reacquire title to the collateral BionSoil (in whole or in part) by payment to LTLK of the sum of $11.50 per cubic yard through 6/30/97 which price shall increase by $.20 per cubic yard each month (or part) thereafter. BionSoil shall repurchase all of the collateral BionSoil (not previously repurchased) at a price of $12.70 per cubic yard on or before 12/31/97. BSI shall prepare documents regarding partial releases and reassignments at its sole expense.
  3)Formal documents including promissory note, assignments, etc., shall be prepared by BIET and BSI at their expense and shall be executed within ten business days.

                                        Yours,

                                        /s/ Mark A. Smith

                                        Mark  A. Smith, President
                                        LoTayLingKyur, Inc.
AGREED:

  Bion Environmental Technologies, Inc.         BionSoil, Inc.
By:    /s/ Jon Northrop                         By:  /s/ Jon Northrop
 Authorized Officer                                Authorized Officer